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                                                                     Exhibit 5.1

                   [Letterhead of Drinker Biddle & Reath LLP]

April 1, 2002

Kulicke and Soffa Industries, Inc.
2101 Blair Mill Road
Willow Grove, PA 19090


     Re:  Kulicke and Soffa Industries, Inc.
          Securities and Exchange Commission
          Registration Statement on Form S-3 (Registration No. 333- 82910)
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Ladies and Gentlemen:

     We have acted as counsel to Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (Registration No. 333-82910), (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of up to U.S. $250,000,000 aggregate public offering price of (i) shares of the Company's Common Stock, without par value (the "Common Stock"), (ii) shares of the Company's Preferred Stock, without par value (the "Preferred Stock"), (iii) senior debt securities of the Company (the "Senior Debt Securities"), to be issued pursuant to an indenture (the "Senior Indenture") to be entered into between the Company and LaSalle Bank, as trustee (the "Senior Trustee"), (iv) subordinated debt securities of the Company (the "Subordinated Debt Securities") to be issued pursuant to an indenture (the "Subordinated Indenture") to be entered into between the Company and LaSalle Bank National Association, as trustee (the "Subordinated Trustee"), (v) senior subordinated debt securities of the Company (the "Senior Subordinated Debt Securities" and, together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities") to be issued pursuant to an indenture (the "Senior Subordinated Indenture" and, together with the Senior Indenture and the Subordinated Indenture, the "Indentures") to be entered in between the Company and LaSalle Bank, as trustee (the "Senior Subordinated Trustee"), (vi) warrants to purchase Common Stock, Preferred Stock or Debt Securities as shall be designated by the Company at the time of the offering (the "Warrants"), and (vii) units consisting of Common Stock, Warrant, Debt Securities, Preferred Stock or any combination of those securities (the "Units"). Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

     In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-laws of the Company as amended through the effective date of the Registration Statement, resolutions of the Company's

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Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units as we have deemed appropriate. The opinions set forth below are limited to (i) the laws of the Commonwealth of Pennsylvania and (ii) in the case of our opinions in paragraphs 3, 4 and 5 below relating to the validity, binding nature and enforceability of the Debt Securities and the Indentures, the law of the State of New York.

     In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

     On the basis of the foregoing, we are of the opinion that:

     1. The shares of Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), and when issued and delivered against payment therefor, and if issued upon the exercise or conversion of any Warrants, Preferred Stock or Debt Securities, issued and delivered as contemplated by the terms thereof and of the applicable Warrant Agreement, Indenture or Preferred Stock Designation, respectively, relating thereto, will be validly issued, fully paid and non-assessable by the Company.

     2. Upon the fixing of the designations, relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and proper and valid filing with the Secretary of the Commonwealth of Pennsylvania of a Certificate of Designation setting forth the powers, designations, preferences and relative, participating, optional and other rights, if any, or the qualifications, limitations or restrictions thereof, if any, with respect to such series of Preferred Stock, all in accordance with
Section 1522 of the Pennsylvania Business Corporation Law of 1988, as amended, and in conformity with the Articles of Incorporation and upon the approval by the Board of Directors of the Company of the specific terms of the issuance, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock, and when such shares of Preferred Stock are issued and delivered against payment therefor, and, if issued upon the exercise or conversion of any Warrants or Debt Securities, issued and delivered as contemplated by the terms thereof and of the Warrant Agreement or the applicable Indenture, respectively, relating thereto, such shares will be validly issued, fully paid and non-assessable by the Company.

     3. When (a) the Senior Indenture has been duly executed and delivered by the Company and duly authorized, executed and delivered by the Senior Trustee,
(b) the terms of the Senior Debt Securities and their issue and sale have been duly established in conformity with the Senior Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, and
(c) the Senior Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Indenture and issued and paid for as contemplated in the
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Registration Statement and the applicable supplement to the prospectus included in the Registration Statement, and, if issued upon the exercise or conversion of any Warrants, issued and delivered as contemplated by the terms thereof and of the Warrant Agreement relating thereto, the Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principals of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

     4. When (a) the Subordinated Indenture has been duly executed and delivered by the Company and duly authorized, executed and delivered by the Subordinated Trustee, (b) the terms of the Subordinated Debt Securities and their issue and sale have been duly established in conformity with the Subordinated Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, and (c) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the terms of the Subordinated Indenture and issued and sold as contemplated in the Registration Statement and the applicable supplement to the prospectus included in the Registration Statement, and, if issued upon the exercise or conversion of any Warrants, issued and delivered as contemplated by the terms thereof and of the Warrant Agreement relating thereto, the Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

     5. When (a) the Senior Subordinated Indenture has been duly executed and delivered by the Company and duly authorized, executed and delivered by the Senior Subordinated Trustee, (b) the terms of the Senior Subordinated Debt Securities and their issue and sale have been duly established in conformity with the Senior Subordinated Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, and (c) the Senior Subordinated Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Subordinated Indenture and issued and sold as contemplated in the Registration Statement and the applicable supplement to the prospectus included in the Registration Statement, and, if issued upon the exercise or conversion of any Warrants, issued and delivered as contemplated by the terms thereof and of the Warrant Agreement relating thereto, the Senior Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

     6. When the issuance, execution and delivery by the Company of any of the Warrants shall have been duly authorized by all necessary corporate action of the Company, the Warrant Agreement relating thereto shall have been executed and delivered by the respective

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parties thereto and such Warrants shall have been duly executed and delivered by the Company, countersigned by the Warrant Agent relating thereto and paid for as contemplated by the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the Warrant Agreement relating thereto, assuming that the terms of such Warrants are in compliance with then applicable law, such Warrants will be validly issued and will be enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

     7. When the issuance, execution and delivery by the Company of any of the Units shall have been duly authorized by all necessary corporate action of the Company, the Unit Agreement relating thereto shall have been executed and delivered by the respective parties thereto and such Units shall have been duly executed and delivered by the Company, and paid for as contemplated by the Registration Statement, including the applicable supplements to the prospectus included in the Registration Statement and the Unit Agreement relating thereto, assuming that the terms of such Units are in compliance with then applicable law, such Units will be validly issued and will be enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

     We hereby consent to the reference to our firm under the captions "Legal Matters" in the Prospectus and "Legal Matters" in any Prospectus Supplement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act.

                                                Very truly yours,

                                                /s/ Drinker Biddle & Reath LLP

                                                DRINKER BIDDLE & REATH LLP

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